Exhibit 4.2

Organized Under the Laws of the State of Delaware

No. ___	________ Shares

OPEN ACQUISITION CORP.
100,000,000 SHARES PAR VALUE $.0001 EACH AUTHORIZED COMMON STOCK
SEE REVERSE SIDE FOR CERTAIN DEFINITIONS.

This Certifies that Is the owner of

Dated:

Howard M. Lorber, Chairman	Michael S. Liebowitz, President

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	as tenants in common	Unif Gift Min Act -	________ Custodian __________

TEN ENT	tenants by the entireties		(Cust) (Minor)

JT TEN	as joint tenants with right of survivorship and not as tenants in common		Under Uniform Gifts to Minors Act: ____________________ (State)

Additional abbreviations may also be used though not in the above list.

OPEN ACQUISITION CORP.

The Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, option or other special rights of each class of stock or series thereof of the Corporation and the qualifications, limitations, or restrictions of such preferences and/or rights.  This certificate and the shares represented hereby are issued and shall be held subject to the terms and conditions applicable to the securities underlying and comprising the shares.

For Value Received,                      hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

Shares represented by the within Certificate, and do hereby irrevocably constitute and appoint _________________ Attorney, to transfer the said shares on the books of the within named Corporation with full power of substitution in the premises.

Dated __________________	By:
NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.